Exhibit 99.1

FOR IMMEDIATE RELEASE                    Contact:  David M. Findlay
                                                   Executive Vice President -
                                                   Administration and
                                                   Chief Financial Officer
                                                   (574) 267-9197

               17th CONSECUTIVE YEAR OF RECORD EARNINGS REPORTED
                      FOR LAKELAND FINANCIAL CORPORATION

     Warsaw, Indiana (January 18, 2005) - Lakeland Financial Corporation (Nasdaq/LKFN), parent company of Lake City Bank, today reported record net income of $14.5 million for the year ended December 31, 2004, an increase of 5% versus $13.9 million for 2003. Diluted net income per share for the year ended December 31, 2004 was $2.40 versus $2.31 for 2003, an increase of 4%. Net income for the fourth quarter of 2004 was $3.7 million versus $3.0 million for the comparable period of 2003, an increase of 25%. Diluted net income per share was $0.62 for the fourth quarter of 2004, an increase of 24% versus $0.50 in the comparable period of 2003.

     Michael L. Kubacki, Chairman, President and Chief Executive Officer, commented, "The Lake City Bank team has delivered record income performance for the 17th consecutive year. We are very pleased with the momentum our business built during the second half of 2004 and are excited by our prospects for 2005. Total loans exceeded $1 billion with new loan activity of $132 million during the year, an increase of 15% versus 2003."

     Kubacki continued, "We experienced strong loan growth in every region this year, reflecting the great job that our retail and commercial lending teams are doing in expanding our market penetration in both mature and emerging markets. Our performance in the Fort Wayne area, where total commercial loans grew by more than 30% in 2004, is reflective of our success. In every region we've worked hard to build on our reputation as a thoughtful, relationship oriented lender. We are proud that our clients view us as long-term partners in building their businesses, not just a source of capital."

     Driven by loan growth, net interest income increased to $42.8 million in 2004 versus $42.2 million in 2003. The net interest margin of 3.60% for the year was down from 3.82% in 2003. "Recent interest rate increases have resulted in an improved net interest margin during the second half of 2004. If this improving net interest margin continues and we maintain our healthy loan growth, we expect continued improvement in net interest income performance in 2005," added Kubacki.

     The Company also announced that the Board of Directors approved a cash dividend for the fourth quarter of $0.21 per share, payable on January 25, 2005 to shareholders of record on January 10, 2005. The quarterly dividend represents an 11% increase over the quarterly dividend of $0.19 paid in 2003.

     Noninterest income excluding mortgage sales gains increased by 4% during 2004 versus 2003. Leading the improvement were a $645,000 increase in trust and brokerage fees, which increased 27%, and a $472,000 increase in credit card fees, which increased 27%. Net gains on the sale of mortgages held for sale were $987,000 during 2004 versus $3.0 million 2003.

     Kubacki observed, "By building upon our reputation as a leading commercial and retail bank, we have successfully grown fee-based services. Lake City Bank has the technology platform to compete with regional and national competitors and we continue to leverage this infrastructure to grow our fee-based services. While revenue from our mortgage operations declined in 2004 due to a general slowdown in the mortgage business, our noninterest income generation improved in all other categories."

     "We were also proud of our ability to lower overhead expenses in 2004 while at the same time expanding our relationship management staff and continuing to reinvest in technology," added Kubacki. Noninterest expense decreased by 3%, or $1.0 million, in 2004 to $36.7 million. Excluding a one-time loss on extinguishment of debt of $804,000 incurred during 2003, noninterest expense declined by $215,000 during 2004 versus 2003.

     Total loans as of December 31, 2004 were $1.0 billion versus $952.7 million as of September 30, 2004, and $870.9 million as of December 31, 2003. Average loans for 2004 were $930.9 million versus $847.6 million in 2003, an increase of 10%. Average loans during the fourth quarter of 2004 were $974.7 million compared to $939.9 million in the third quarter of 2004, a linked-quarter increase of 4%.

     Lakeland Financial's allowance for loan losses as of December 31, 2004 was $10.8 million compared to $10.7 million as of September 30, 2004 and $10.2 million as of December 31, 2003. Total non-performing assets were $10.3 million as of December 31, 2004 versus $10.9 million as of September 30, 2004 and $4.3 million as of December 31, 2003. The ratio of non-performing assets to loans was 1.02% on December 31, 2004 compared to 1.14% at September 30, 2004 and 0.50% as of December 31, 2003.

     Net charge offs totaled $703,000 for the year ended December 31, 2004 versus $1.6 million in the comparable period of 2003. In 2004, net charge offs were 0.08% of average loans compared to 0.18% in 2003. Net charge offs totaled $562,000 in the fourth quarter versus $320,000 in the fourth quarter of 2003 and $52,000 during the third quarter of 2004.

     Kubacki commented, "Charge offs, when measured as a percentage of average loans, were at five-year lows in 2004. The year over year increase in non-performing assets was attributable to the addition of a single commercial credit of $6.1 million during the third quarter. We continue to work with the borrower and guarantors, who have made a commitment to working with us to resolve this situation. The borrower filed for chapter 11 bankruptcy and continues the process of determining its future business strategy. Borrower collateral and the personal guarantees of its principals support the credit."

     For the year ended December 31, 2004, Lakeland Financial's average equity to average assets ratio was 7.13% versus 7.05% in 2003. Average stockholders' equity for 2004 was $95.1 million versus $86.6 million in 2003. Average total deposits for the year ended December 31, 2004 were $1.0 billion versus $969.7 million for the comparable period in 2003.

     Lakeland Financial Corporation is a $1.4 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.

     Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company's common stock is traded on the Nasdaq Stock Market under "LKFN". Market makers in Lakeland Financial Corporation common shares include FTN Financial Securities Corp., Goldman, Sachs & Co., Hill, Thompson, Magid & Co., Howe Barnes Investments, Inc., Keefe, Bruyette & Woods, Inc., Knight Equity Securities, L.P., Merrill Lynch & Co., Morgan Stanley & Co., Inc., Sandler O'Neill & Partners, Schwab Capital Markets, Stifel Nicolaus & Company, Inc., Susquehanna Capital Group and Trident Securities.

     This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

     A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist attacks, acts of war or threats thereof and the response of the United States to any such attacks and threats; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers;
(vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees;
(viii) changes in consumer spending;  (ix) unexpected results of acquisitions;
(x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.


                                                  LAKELAND FINANCIAL CORPORATION
                                             FOURTH QUARTER 2004 FINANCIAL HIGHLIGHTS
                                (Unaudited - Dollars in thousands except Share and Per Share Data)


                                                                Three Months Ended                      Twelve Months Ended
                                                   --------------------------------------------     ----------------------------
                                                     Dec. 31,        Sep. 30,        Dec. 31,         Dec. 31,        Dec. 31,
                                                       2004            2004            2003             2004            2003
                                                   -----------      ----------     ------------     -----------     ------------
END OF PERIOD BALANCES
  Assets                                           $ 1,453,122      $ 1,349,534    $ 1,271,414     $ 1,453,122      $ 1,271,414
  Deposits                                           1,115,399        1,043,513        926,391       1,115,399          926,391
  Loans                                              1,003,219          952,671        870,882       1,003,219          870,882
  Allowance for Loan Losses                             10,754           10,741         10,234          10,754           10,234
  Common Stockholders' Equity                          101,765           98,737         90,022         101,765           90,022

AVERAGE BALANCES
Assets
  Total Assets                                     $ 1,391,171      $ 1,338,968    $ 1,261,157     $ 1,332,713      $ 1,239,546
  Earning Assets                                     1,281,124        1,229,356      1,153,994       1,225,253        1,136,732
  Investments                                          285,344          279,907        271,815         281,870          271,161
  Loans                                                974,732          939,914        860,265         930,934          847,554
Liabilities and Stockholders' Equity
  Total Deposits                                     1,126,411        1,022,216        993,267       1,033,798          969,709
  Interest Bearing Deposits                            903,633          809,971        805,586         826,206          795,993
  Interest Bearing Liabilities                       1,057,924        1,020,926        977,189       1,021,152          969,306
  Common Stockholders' Equity                          100,779           97,490         88,045          95,086           86,613

INCOME STATEMENT DATA
  Net Interest Income                              $    11,465      $    10,814    $    10,500     $    42,765      $    42,199
  Net Interest Income-Fully Tax Equivalent              11,784           11,130         10,836          44,054           43,373
  Provision for Loan Losses                                575              150            490           1,223            2,254
  Noninterest Income                                     4,128            4,531          4,621          16,965           18,427
  Noninterest Expense                                    9,356            9,201         10,345          36,660           37,679
  Net Income                                             3,748            3,951          3,010          14,545           13,865

PER SHARE DATA
  Basic Net Income Per Common Share                $      0.64      $      0.67    $      0.52     $      2.48      $      2.38
  Diluted Net Income Per Common Share                     0.62             0.65           0.50            2.40             2.31
  Cash Dividends Per Common Share                         0.21             0.21           0.19            0.84             0.76
  Book Value Per Common Share (equity per share issued)  17.20            16.80          15.43           17.20            15.43
  Market Value - High                                    40.90            34.46          37.47           40.90            37.47
  Market Value - Low                                     33.80            30.74          33.51           28.31            23.00
  Basic Weighted Average Common Shares Outstanding   5,893,060        5,874,981      5,829,072       5,867,705        5,819,916
  Diluted Weighted Average Common Shares Outstanding 6,098,920        6,058,608      6,046,778       6,064,077        6,001,449

KEY RATIOS
  Return on Average Assets                                1.07 %          1.17 %        0.95 %            1.09 %           1.12 %
  Return on Average Common Stockholders' Equity          14.80           16.12         13.42             15.30            15.88
  Efficiency  (Noninterest Expense / Net Interest Income
      plus Noninterest Income)                           60.00           59.96         68.41             61.38            62.10
  Average Equity to Average Assets                        7.24            7.28          7.06              7.13             7.05
  Net Interest Margin                                     3.66            3.60          3.73              3.60             3.82
  Net Charge Offs to Average Loans                        0.23            0.02          0.15              0.08             0.18
  Loan Loss Reserve to Loans                              1.07            1.13          1.18              1.07             1.18
  Nonperforming Assets to Loans                           1.02            1.14          0.50              1.02             0.50
  Tier 1 Leverage                                         9.15            9.24          9.15              9.15             9.15
  Tier 1 Risk-Based Capital                              11.41           11.72         11.78             11.41            11.78
  Total Capital                                          12.38           12.74         12.83             12.38            11.92

ASSET QUALITY
  Loans Past Due 90 Days or More                   $     2,778      $    2,821     $   3,191       $     2,778      $     3,191
  Non-accrual Loans                                      7,213           7,779           553             7,213              553
  Net Charge Offs                                          562              52           320               703            1,553
  Other Real Estate Owned                                  261             277           557               261              557
  Other Nonperforming Assets                                13              28            27                13               27
  Total Nonperforming Assets                            10,265          10,905         4,328            10,265            4,328



                                          LAKELAND FINANCIAL CORPORATION
                                            CONSOLIDATED BALANCE SHEETS
                                         As of December 31, 2004 and 2003
                                                  (in thousands)
                                                                                    December 31,   December 31,
                                                                                        2004           2003
                                                                                    ------------   ------------
                                                                                     (Unaudited)
ASSETS
Cash and cash equivalents:
  Cash and due from banks                                                           $     81,144   $     52,297
  Short-term investments                                                                  22,714          5,144
                                                                                    ------------   ------------
     Total cash and cash equivalents                                                     103,858         57,441
Securities available-for-sale:
  U. S. Treasury and government agency securities                                         23,874         17,280
  Mortgage-backed securities                                                             208,961        211,142
  State and municipal securities                                                          53,747         52,945
                                                                                     ------------    -----------
       Total securities available-for-sale                                               286,582        281,367

Real estate mortgages held-for-sale                                                        2,991          3,431
Loans:
  Total loans                                                                          1,003,219        870,882
  Less: Allowance for loan losses                                                         10,754         10,234
                                                                                    ------------   ------------
     Net loans                                                                           992,465        860,648
Land, premises and equipment, net                                                         25,057         26,157
Accrued income receivable                                                                  5,765          5,010
Goodwill                                                                                   4,970          4,970
Other intangible assets                                                                    1,245          1,460
Other assets                                                                              30,189         30,930
                                                                                    ------------   ------------
     Total assets                                                                   $  1,453,122   $  1,271,414
                                                                                    ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
  Noninterest bearing deposits                                                      $    237,261   $    185,734
  Interest bearing deposits                                                              878,138        740,657
                                                                                    ------------   ------------
     Total deposits                                                                    1,115,399        926,391
Short-term borrowings:
  Federal funds purchased                                                                 20,000         24,000
  Securities sold under agreements
    to repurchase                                                                         88,057        102,601
  U.S. Treasury demand notes                                                               2,593          3,160
  Other borrowings                                                                        75,000         55,000
                                                                                    ------------   ------------
     Total short-term borrowings                                                         185,650        184,761
Accrued expenses payable                                                                   7,445          7,804
Other liabilities                                                                          1,889          1,461
Long-term borrowings                                                                      10,046         30,047
Subordinated debentures                                                                   30,928         30,928
                                                                                    ------------   ------------
     Total liabilities                                                                 1,351,357      1,181,392
STOCKHOLDERS' EQUITY
Common stock: No par value, 90,000,000 shares authorized,
  5,915,854 shares issued and 5,881,283 outstanding as of
  December 31, 2004, and 5,834,744 shares issued and 5,788,263
  outstanding at December 31, 2003                                                         1,453          1,453
Additional paid-in capital                                                                12,463         10,509
Retained earnings                                                                         89,864         80,260
Accumulated other comprehensive income/(loss)                                             (1,267)        (1,282)
Treasury stock, at cost                                                                     (748)          (918)
                                                                                    ------------   ------------
     Total stockholders' equity                                                          101,765         90,022
                                                                                    ------------   ------------
     Total liabilities and stockholders' equity                                     $  1,453,122   $  1,271,414
                                                                                    ============   ============

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



                                          LAKELAND FINANCIAL CORPORATION
                                         CONSOLIDATED STATEMENTS OF INCOME
                      For the Three Months and Twelve Months Ended December 31, 2004 and 2003
                                       (in thousands except for share data)
                                                    (Unaudited)
                                                          Three Months Ended           Twelve Months Ended
                                                             December 31,                  December 31,
                                                      ---------------------------   ---------------------------
                                                          2004           2003           2004           2003
                                                      ------------   ------------   ------------   ------------
INTEREST AND DIVIDEND INCOME
----------------------------
Interest and fees on loans: Taxable                   $     13,425   $     11,408   $     48,680   $     46,861
                            Tax exempt                          81             77            287            280
                                                      ------------   ------------   ------------   ------------
   Total loan income                                        13,506         11,485         48,967         47,141
Short-term investments                                         102             55            184            188
Securities:
 U.S. Treasury and government agency securities                206            133            740            593
 Mortgage-backed securities                                  1,879          2,254          7,363         10,353
 State and municipal securities                                587            586          2,344          2,061
                                                      ------------   ------------   ------------   ------------
   Total interest and dividend income                       16,280         14,513         59,598         60,336

INTEREST EXPENSE
----------------
Interest on deposits                                         4,016          3,170         13,397         14,079
Interest on short-term borrowings                              341            213          1,556          1,110
Interest on long-term debt                                     458            630          1,880          2,948
                                                      ------------   ------------   ------------   ------------
   Total interest expense                                    4,815          4,013         16,833         18,137
                                                      ------------   ------------   ------------   ------------
NET INTEREST INCOME                                         11,465         10,500         42,765         42,199
-------------------
Provision for loan losses                                      575            490          1,223          2,254
                                                      ------------   ------------   ------------   ------------
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                                   10,890         10,010         41,542         39,945
-------------------------                             ------------   ------------   ------------   ------------
NONINTEREST INCOME
------------------
Trust and brokerage fees                                       696            568          3,015          2,370
Service charges on deposit accounts                          1,723          1,724          6,917          6,860
Loan, insurance and service fees                               562            535          2,352          2,296
Merchant card fee income                                       562            435          2,219          1,747
Other income (net)                                             322            488          1,475          1,636
Net gains on sale of real
estate mortgages held for sale                                 263            363            987          3,018
Net securities gains                                             0            508              0            500
                                                      ------------   ------------   ------------   ------------
   Total noninterest income                                  4,128          4,621         16,965         18,427

NONINTEREST EXPENSE
-------------------
Salaries and employee benefits                               4,968          5,040         19,673         19,829
Net occupancy expense                                          694            634          2,496          2,444
Equipment Costs                                                574            569          2,106          2,538
Data processing fees and supplies                              645            598          2,546          2,433
Credit card interchange                                        360            227          1,397            954
Loss on extinguishment of debt                                   0            804              0            804
Other expense                                                2,115          2,466          8,442          8,677
                                                      ------------   ------------   ------------   ------------
   Total noninterest expense                                 9,356         10,345         36,660         37,679

INCOME BEFORE INCOME TAX EXPENSE                             5,662          4,286         21,847         20,693
--------------------------------
Income tax expense                                           1,914          1,276          7,302          6,828
                                                      ------------   ------------   ------------   ------------
NET INCOME                                            $      3,748   $      3,010   $     14,545   $     13,865
----------                                            ============   ============   ============   ============
BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING         5,893,060      5,829,072      5,867,705      5,819,916
BASIC EARNINGS PER COMMON SHARE                       $       0.64   $       0.52   $       2.48   $       2.38
-------------------------------                       ============   ============   ============   ============
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING       6,098,920      6,046,778      6,064,077      6,001,449
DILUTED EARNINGS PER COMMON SHARE                     $       0.62   $       0.50   $       2.40   $       2.31
---------------------------------                     ============   ============   ============   ============

